Exhibit 99.1

October 17, 2018

Prudential Financial issues statement after Financial Stability Oversight Council removes SIFI label

NEWARK, N.J., October 17, 2018—Prudential Financial, Inc. (NYSE:PRU) issued the following company statement after the Financial Stability Oversight Council (FSOC) announced today that it has voted to rescind Prudential’s designation as a nonbank systemically important financial institution:

“We are pleased with this decision, which affirms our longstanding belief that Prudential never met the standard for designation. This outcome reflects Prudential’s sustainable business model, capital strength and comprehensive risk management, which have and continue to enable us to fulfill our promises to our customers, deliver consistent performance and meet regulatory obligations.

“Prudential’s approach — working through the FSOC’s rigorous review process — resulted in the Council’s appropriate conclusion that Prudential does not pose systemic risk. We will continue to work with regulators to improve and strengthen the FSOC’s processes and other measures to help address potential risks to financial stability. We also will continue our engagement with the New Jersey Department of Banking and Insurance — in its expanded regulatory role as our group-wide supervisor — to ensure better, informed public policy outcomes that benefit our clients, customers and other stakeholders.”

To learn more about Prudential, access the Prudential Financial Fact Sheet.

FORWARD-LOOKING STATEMENTS

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.

ABOUT PRUDENTIAL

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of June 30, 2018, has operations in the United States, Asia, Europe and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit www.news.prudential.com.

MEDIA CONTACT: Laura Burke

 973-802-9489

 laura.burke@prudential.com